As filed with the  Securities  and Exchange  Commission  on  September  30, 1998

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               IOMEGA CORPORATION
               (Exact name of issuer as specified in its charter)
           Delaware                                          86-0385884
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                      1821 West Iomega Way, Roy, Utah 84067
               (Address of Principal Executive Offices) (Zip Code)

                  IOMEGA RETIREMENT AND INVESTMENT SAVINGS PLAN
                            (Full title of the Plan)

                             Paul P. Brountas, Esq.
         Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)


   -------------------------- --------------------- ----------------------------- --------------------------- --------------------

                                                          Proposed maximum             Proposed maximum            Amount of
      Title of securities          Amount to               offering price             aggregate offering         registration
        to be registered         be Registered                   per share                       price                  fee

     Common Stock $.03 1/3       2,500,000 (1)                  4.15625 (2)                 10,390,625 (2)         $3,065.24
           par value
   -------------------------- --------------------- ----------------------------- --------------------------- --------------------

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) The Iomega Retirement and Investment Savings Plan ("401(k) Plan") permits employees of the Company and its subsidiaries to purchase shares of the Company's Common Stock as one of their investment options under the 401(k) Plan. Such shares are acquired by the plan administrator in open market transactions. The number of shares registered represents a three-year estimate of the maximum number of shares which may be so purchased, based on the estimated aggregate amount of employee and employer contributions to the 401(k) Plan during such three-year period, the estimated percentage of such contributions directed by participants to be invested in the Company's Common Stock and the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 28, 1998.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 28, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         This Registration Statement relates to shares of Iomega Common Stock that may be acquired by employees of the Company and its subsidiaries under the Iomega Retirement and Investment Savings Plan (the "401(k) Plan"). Shares of Iomega Common Stock acquired under the 401(k) Plan are obtained by the plan administrator through open market purchases at prevailing market prices. Such transactions do not involve the original issuance by the Company of any new shares of Common Stock or result in a change in the number of outstanding shares of Common Stock of the Company.



                  INCORPORATION OF PRIOR REGISTRATION STATEMENT

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Company on August 23, 1995, relating to the 401(k) Plan (File No. 033-62029).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, State of Utah, on the 27 day of September, 1998.

                                                IOMEGA CORPORATION



                                                By:      /s/ James E. Sierk
                                                         James E. Sierk
                                                         President and
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Iomega Corporation, hereby severally constitute Laurie B. Keating, Patrick J. Rondeau and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Iomega Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                           Date

/s/ James E. Sierk       President, Chief Executive Officer   September 27, 1998
--------------------     and Director (Principal
James E. Sierk           Executive Officer)


/s/ Dan E. Strong        Vice President and Corporate         September 30, 1998
--------------------     Controller and Acting Chief
Dan E. Strong            Financial Officer (Principal
                         Financial and Accounting Officer)


/s/ David J. Dunn        Chairman of the Board                September 28, 1998
--------------------     of Directors
David J. Dunn

/s/ John W. Barter       Director                             September 29, 1998
--------------------
John W. Barter


/s/ Robert P. Berkowitz  Director                             September 30, 1998
--------------------
Robert P. Berkowitz

/s/ John R. Myers        Director                             September 29, 1998
--------------------
John R. Myers

/s/ John E. Nolan        Director                             September 29, 1998
--------------------
John E. Nolan

/s/ John E. Sheehan      Director                             September 30, 1998
--------------------
The Honorable
    John E. Sheehan

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, State of Utah, on the 30th day of September, 1998.


                                                        IOMEGA RETIREMENT AND
                                                        INVESTMENT SAVINGS PLAN


                                       By: /s/ Robert J. Simmons
                                           --------------------

                                           Robert J. Simmons
                                           Trustee

                                  Exhibit Index



Exhibit
Number           Description
-------          -------------------

 4.1 (1)      Restated Certificate of Incorporation of the Company, as amended.

 4.2 (2)      By-Laws of the Company, as amended.

 4.3 (3) Rights Agreement, dated as of July 28, 1989, between the Company and BankBoston, as Rights Agent.

 4.4 (4) Amendment No. 1, dated September 24, 1990, to Rights Agreement dated as of July 28, 1989 between the Company and BankBoston, as Rights Agent.



23.1          Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

          ----------------------

          (1) Incorporated herein by reference to the exhibits to the Company's Quarterly Report on Form 10-Q for the period ended June 29, 1997 (File No. 1-12333).

          (2) Incorporated herein by reference to the exhibits to the Company's Quarterly Report on Form 10-Q for the period ended June 28, 1998 (File No. 1-12333).

          (3)      Incorporated  herein  by  reference  to the  exhibits  to the
                   Company's   Current   Report  on  Form  8-K  filed  with  the
                   Commission on August 12, 1989 (File No. 1-12333).

          (4) Incorporated herein by reference to the exhibits to the Company's Amendment No. l to Current Report on Form 8-K filed with the Commission on September 25, 1990 (File No. 1-12333).

                                                                  Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 20, 1998 included or incorporated by reference in Iomega Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and our report dated May 29, 1998 included in the Annual Report of the Iomega Retirement and Investment Savings Plan on Form 11-K for the fiscal year ended December 31, 1997, and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

Salt Lake City, Utah
September 30, 1998